UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

TRIQUINT SEMICONDUCTOR, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS ALPHA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
RICHARD S. HILL
SOHAIL KHAN
CATHAL PHELAN
RICHARD H. WILLS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of Starboard’s slate of six highly-qualified director nominees at the upcoming 2014 annual meeting of stockholders of TriQuint Semiconductor, Inc., a Delaware corporation.

On December 2, 2013, Starboard issued the following press release:

STARBOARD DELIVERS LETTER TO TRIQUINT BOARD OF DIRECTORS

Reiterates that TriQuint Is Deeply Undervalued and that Significant Opportunities Exist to Unlock Value Based Upon Actions within the Control of Management and the Board

Has Serious Concerns with TriQuint’s Prolonged Underperformance Under the Direction of the Current Management Team and Board

Nominates a Slate of Highly Qualified Candidates for Election at the 2014 Annual Meeting

Remains Amenable to Reaching a Mutually Agreeable Resolution to Re-Constitute the Board in a Manner that Is in the Best Interests of All Shareholders

NEW YORK, NY – December 2, 2013 – Starboard Value LP (together with its affiliates and director nominees, “Starboard”), owning securities representing beneficial ownership of approximately 7.9%  of the outstanding common stock of TriQuint Semiconductor, Inc. (“TriQuint” or the “Company”) (NASDAQ: TQNT), today announced that it has delivered a letter to the Company’s Board of Directors.  In the letter, Starboard reiterated its beliefs, as previously outlined in detail in Starboard’s October 29, 2013 letter to TriQuint, that the Company is deeply undervalued and that significant opportunities exist to unlock value based on actions within the control of management and the Board.  Starboard stated in the letter that it is seriously concerned with TriQuint’s prolonged underperformance under the direction of the current management team and Board, and that Starboard believes substantial change is needed on the Board to ensure that appropriate actions are taken to improve execution, drive better financial performance, and create value for all shareholders. To that end, Starboard has nominated a slate of highly qualified candidates for election to the TriQuint Board at the Company’s 2014 Annual Meeting.  Starboard remains open to reaching a mutually agreeable resolution to re-constitute the Board in a manner that is in the best interests of all shareholders.

The full text of Starboard’s December 2, 2013 letter to the Board is available for viewing at the following link: http://tinyurl.com/TQNT-Letter-From-Starboard

Starboard’s October 29, 2013 letter to TriQuint may be viewed at the following link: http://tinyurl.com/starboardlettertriquint

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

SOURCE Starboard Value LP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2014 annual meeting of stockholders of TriQuint Semiconductor, Inc., a Delaware corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Leaders Alpha LLC (“Alpha LLC”), Starboard Leaders Fund LP (“Leaders Fund”), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld,  Richard S. Hill, Sohail Khan, Cathal Phelan and Richard H. Wills (collectively, the "Participants").

As of the date of this filing, Starboard V&O Fund owned directly 6,008,722 shares of common stock, $0.001 par value (the "Common Stock"), of the Company.  As of the date of this filing, Starboard S LLC owned directly 1,471,773 shares of Common Stock.   As of the date of this filing, Starboard C LP owned directly 881,734 shares of Common Stock.  Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 881,734 shares of Common Stock owned directly by Starboard C LP.  Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 881,734 shares of Common Stock owned directly by Starboard C LP.  As of the date of this filing, Alpha LLC owned directly 1,930,102 shares of Common Stock.  Leaders Fund, as a member of Alpha LLC, may be deemed the beneficial owner of the 1,930,102 shares of Common Stock owned directly by Alpha LLC. Starboard A LP, as the general partner of Leaders Fund and the managing member of Alpha LLC, may be deemed the beneficial owner of the 1,930,102 shares of Common Stock owned directly by Alpha LLC.  Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 1,930,102 shares of Common Stock owned directly by Alpha LLC.  Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Alpha LLC and of a certain managed account (the "Starboard Value LP Account") and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 12,607,000 shares of Common Stock held directly by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Alpha LLC and including 2,314,669 shares of Common Stock held in the Starboard Value LP Account.  Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 12,607,000 shares of Common Stock held directly by Starboard V&O Fund, Starboard S LLC, Starboard C LP and Alpha LLC and held in the Starboard Value LP Account.  As of the date of this filing, Mr. Khan directly owns 20,000 shares of Common Stock.  As of the date of this filing, neither of Messrs. Hill, Phelan or Wills directly owns any shares of Common Stock of the Company.